Exhibit 4.2

EL PASO ELECTRIC COMPANY

DEBT SECURITIES

INDENTURE

Dated as of May 1, 2005

JPMorgan Chase Bank, National Association, Trustee

i

Exhibits

Exhibit A	Form of Registered Security	A-1
Exhibit B	Form of Bearer Security	B-1
Exhibit C	Form of Secretary’s Certificate and Securities Resolution	C-1

This Cross Reference Sheet, showing the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939, is not to be considered a part of the Indenture.

TRUST INDENTURE ACT CROSS REFERENCE SHEET

Sections of Trust Indenture Act	Sections of Indenture

310(a)(1)	7.08
310(a)(2)	7.08
310(a)(3)	Not Applicable
310(a)(4)	Not Applicable
311	7.11
312	2.06
313	7.06
314(a)	4.04 and 4.06
314(b)	Not Applicable
314(c)	12.04
314(d)	Not Applicable
314(e)	12.05
315(a)	7.01 and 7.02
315(b)	7.05
315(c)	7.01
315(d)	7.01
315(e)	6.11
316(a)	6.04 and 6.05
316(b)	6.06 and 6.07
317(a)	6.03 and 6.08
317(b)	2.05
318(a)	12.01

v

INDENTURE dated as of May 1, 2005 between EL PASO ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Texas, (hereinafter called the “Company”), and JPMorgan Chase Bank, National Association (“Trustee”).

Each party agrees as follows for the benefit of the Holders of the Company’s debt securities issued under this Indenture:

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issue, in one or more series as in this Indenture provided, from time to time of its debentures, notes, bonds and other evidences of indebtedness (herein called the “Securities”) and, to provide the general terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

WHEREAS, the Company represents that all acts and things necessary have been done and performed so that this Indenture is valid in accordance to its terms; and that the execution and delivery of the Securities of any series will, at the time of such execution and delivery, have been duly authorized by the Company and that any such Securities, when so executed, issued and delivered by the Company and when authenticated and delivered by the Trustee, will be legal, valid and binding obligations of the Company; and

WHEREAS, the Company, in the exercise of each and every legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver Securities from time to time as herein provided;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that, in consideration of the acceptance and purchase of the Securities by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal benefit of all the Holders from time to time of the Securities, without preference, priority or distinction of any thereof over any other thereof by reason of priority in time of issuance or negotiation, or otherwise, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01          Definitions

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Authorized Newspaper” means a newspaper that is:

(a)          printed in the English language or in an official language of the country of publication;

(b)          customarily published on each business day in the place of publication; and

(c)          of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

“Bearer Security” means a Security payable to bearer.

“Board” means the Board of Directors of the Company or any authorized committee of the Board.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Conversion Rate” means such number or amount of shares of Common Stock or other equity or debt securities for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Securities Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Securities Resolution.

“coupon” means an interest coupon for a Bearer Security.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default (as defined in Section 6.01) .

“Discounted Debt Security” means a Security where the amount of principal due upon acceleration or redemption is less than the stated principal amount.

“Holder” or “Securityholder” means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

“Indenture” means this Indenture and any Securities Resolution as amended from time to time.

“Lien” means a mortgage, pledge, security interest or other lien.

“Officer” means the Chairman, any Vice-Chairman, the President, any Executive or Senior Vice President, any Vice-President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus the premium, if and when applicable, on the Security.

“Registered Security” means a Security registered as to principal and interest by the Registrar.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Resolution” means a resolution adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation authorizing a series and certified by the Secretary of the Company which may be in the form of Exhibit C.

“series” means a series of Securities or the Securities of the series.

“Subsidiary” of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more Subsidiaries of such person or such person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policy, management and affairs thereof.

“TIA” means the Trust Indenture Act of 1939 in force as of the date on which this instrument was executed.

“Trading Day” means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

Section 1.02          Other Definitions.

Term	Defined in Section
“actual knowledge”	7.02
“Bankruptcy Law”	6.01
“Conditional Redemption”	3.04
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Notice”	10.02
“Conversion Right”	10.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	12.07
“Market Price”	10.07
“Outstanding”	2.09
“Outstanding Securities”	2.09
“Paying Agent”	2.03
“Price Per Share”	10.09
“Registrar”	2.03
“Transfer Agent”	2.03
“Treasury Regulations”	2.04
“U.S. Government Obligations”	9.02

Section 1.03          Rules of Construction. Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(c)          generally accepted accounting principles are those applicable from time to time;

(d)          all terms used in this Indenture that are defined by the TIA, defined by TIA in reference to another statute, or defined by SEC rule under the TIA shall have the meanings assigned to them by such definitions;

(e)          “or” is not exclusive; and

(f)          words in the singular include the plural, and in the plural include the singular.

ARTICLE 2
THE SECURITIES

Section 2.01          Issuable in Series. The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Securities Resolution that establishes the terms of the series, which may include the following:

(a)          the title of the series;

(b)          the aggregate principal amount of the series;

(c)          the interest rate, if any, or method of calculating the interest rate;

(d)          the date from which interest will accrue;

(e)          the record dates for interest payable on Registered Securities;

(f)          the dates when principal and interest are payable;

(g)          the manner of paying principal and interest;

(h)          the places where principal and interest are payable;

(i)          the Registrar, Transfer Agent and Paying Agent;

(j)          the terms of any mandatory or optional redemption by the Company or any third party including any sinking fund;

(k)          the terms of any redemption at the option of Holders or put by the Holders;

(l)          the denominations in which Securities are issuable;

(m)          whether Securities will be issuable as Registered Securities, Bearer Securities or uncertificated Securities;

(n)          whether and upon what terms Registered Securities, Bearer Securities and uncertificated Securities may be exchanged;

(o)          whether any Securities will be represented by a Security in global form;

(p)          the terms of any global Security;

(q)          the terms of any tax indemnity;

(r)          the currencies (including any composite currency) in which principal or interest may be paid;

(s)          if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

(t)          if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

(u)          provisions for electronic issuance of Securities or for Securities in uncertificated form;

(v)          the portion of principal payable upon acceleration or redemption of a Discounted Debt Security;

(w)          whether any Events of Default or covenants in addition to, or in lieu of, those set forth in this Indenture have been added;

(x)          whether and upon what terms Securities may be defeased;

(y)          the forms of the Securities or any coupon, which may be in the form of Exhibit A or Exhibit B;

(z)          any terms that may be required by or advisable under U.S. laws;

(aa)          whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock of the Company or other equity or debt securities, which may include the terms provided in Article 10; and

(bb)          any other terms not inconsistent with this Indenture.

All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series without the consent of Holders of Securities of such series. Additional Securities of such series will be consolidated with, and form a single series with, Outstanding Securities of such series.

Section 2.02          Execution and Authentication. Two Officers shall sign the Securities by manual or facsimile signature. The Company’s seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted, or otherwise reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

A Security and its coupons shall not be valid until the Security is authenticated by the manual or facsimile signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Securities Resolution.

Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

Section 2.03          Agents. The Company shall maintain an office or agency where Securities may be authenticated (“Registrar”), where Securities may be presented for registration of transfer or for exchange (“Transfer Agent”), where Securities may be presented for payment (“Paying Agent”) and where Securities may be presented for conversion (“Conversion Agent”). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company’s request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint or maintain a Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.

Section 2.04          Bearer Securities. U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

(a)          Bearer Securities will be offered, sold or delivered only outside the United States and will be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

(b)          Bearer Securities will not be issued in exchange for Registered Securities.

(c)          All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

(i)          such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation Sections 1.163 -5(c)(2)(v); and

(ii)          making the payments in the United States would not have an adverse tax effect on the Company.

If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (a), (b) or (c) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as “registration-required” obligations under U.S. law.

The Company shall notify the Trustee in writing of any determinations by the Company under this Section.

“Treasury Regulations” means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

Section 2.05          Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and that the Paying Agent will notify the Trustee in writing of any Default by the Company in making any such payment.

While any such Default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

Section 2.06          Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years, and successive requests may be made.

Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list. Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

Section 2.07          Transfer and Exchange. Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the same series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met. The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange. The Company may elect not to exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

If a series provides for Registered and Bearer Securities and for their exchange and, if the requirements of the Transfer Agent for such transactions are met, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Securities Resolution, and in the case of the exchange of Registered Securities for Bearer Securities if Section 2.04 permits the exchange.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.08          Replacement Securities. If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

(a)          evidence satisfactory to them of the loss, destruction or taking;

(b)          an indemnity bond satisfactory to them; and

(c)          payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security. Every replacement Security or coupon is an additional obligation of the Company.

All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 2.09          “Outstanding” or “Outstanding Securities.” Subject to Section 8.04, the Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 4.01, they cease to be Outstanding and interest on them ceases to accrue.

Section 2.10          Discounted Debt Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Debt Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

Section 2.11          Global Securities. If the Securities Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company’s request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

The Securities Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

Section 2.12          Temporary Securities. Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

Section 2.13          Cancellation. The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

Acquisition by the Company of any Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same is delivered to the Trustee or the Registrar for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted in this Indenture.

Section 2.14          Defaulted Interest. If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest, or the Company may pay defaulted interest in any other lawful manner.

ARTICLE 3
REDEMPTION

Section 3.01          Notices to Trustee. Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article 3.

In the case of a redemption by the Company, the Company shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 40 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent that it is permitted a credit against such redemption requirement by the terms of the Securities Resolution and notifies the Trustee in writing of the amount of such credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

Section 3.02          Selection of Securities to Be Redeemed. If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series Outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03          Notice of Redemption. At least 30, but not more than 60, days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

A notice shall identify the Securities of the series to be redeemed and shall state:

(a)          the redemption date;

(b)          the redemption price;

(c)          the name and address of the Paying Agent;

(d)          that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

(e)          that interest on Securities called for redemption ceases to accrue on and after the redemption date;

(f)          whether the redemption by the Company is mandatory or optional; and

(g)          whether the redemption is conditional as provided in Section 3.04, and if so, the terms of the conditions, and that, if the conditions are not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

A redemption notice given by publication need not identify Registered Securities to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04          Effect of Notice of Redemption. Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company in its sole discretion.

Section 3.05          Payment of Redemption Price. On (and, if on such redemption date, prior to 11:00 a.m. New York City time) or before the redemption date subject to Section 3.04, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

(a)          the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

(b)          the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

Section 3.06          Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder, and the Trustee shall authenticate, a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Company.

Section 4.02          Overdue Interest. Unless the Securities Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or yield to maturity in the case of a Discounted Debt Security) borne by the series; the Company shall pay interest on overdue installments of interest at the same rate or yield to maturity to the extent lawful.

Section 4.03          No Lien Created, etc. This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

Section 4.04          Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Any other obligor on the Securities shall also deliver to the Trustee such a certificate as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

The certificates need not comply with Section 12.05.

Section 4.05          Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 4.06          SEC Reports. The Company shall file with the Trustee (and the SEC after this Indenture becomes qualified under the TIA), and transmit to Holders of Securities, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA, whether or not the Securities are governed by the TIA; provided, however, that any such information, documents or reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the SEC; provided, however, that delivery may be effected in accordance with the provisions of Section 314(a)(1) under the TIA if and during any time the Company is eligible thereunder; and provided further, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those sections.

ARTICLE 5
SUCCESSORS

Section 5.01          When Company May Merge, etc. Unless the Securities Resolution establishing a series otherwise provides, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor unless:

(a)          the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

(b)          the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

(c)          all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

(d)          immediately after the transaction no Default exists.

The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default. Unless the Securities Resolution otherwise provides, an “Event of Default” on a series occurs if:

(a)          the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 30 days;

(b)          the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

(c)          the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of the series as required by the Securities Resolution establishing such series and the Default continues for a period of 30 days;

(d)          the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 60 days after the notice specified below;

(e)          the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case,

(ii)          consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Custodian for it or for all or substantially all of its property, or

(iv)          makes a general assignment for the benefit of its creditors;

(f)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Company in an involuntary case,

(ii)          appoints a Custodian for the Company or for all or substantially all of its property, or

(iii)          orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days; or

(g)          there occurs any other Event of Default provided for in the series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A Default under clause (d) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

Section 6.02          Acceleration of Maturity on Default; Waiver of Default. If any one or more Events of Default shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding may declare the principal amount (or, if the Securities of that series are Discounted Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest (if any) on all the Securities of such series then Outstanding, if not then due and payable, to be due and payable, and upon any such declaration and notice in writing to the Company and to the Trustee if given by the Holders, the same shall become and be immediately due and payable, anything contained in this Indenture or in the Securities of such series to the contrary notwithstanding; provided that no Event of Default with respect to Securities of a series, except with respect to an Event of Default under Subsections (e) and (f) of Section 6.01, shall constitute an Event of Default with respect to Securities of any other series. If any Event of Default described in Section 6.01(d) with respect to all series of Securities then Outstanding, or any Event of Default described in Sections 6.01(e) or 6.01(f), occurs and is continuing, then in each and every such case the Trustee or the Holders of 25% or more in aggregate principal amount of all the Outstanding Securities (voting as one class) may, and upon the written request of the Holders of a majority in aggregate principal amount of all the Outstanding Securities (voting as one class) the Trustee shall, declare the principal amount (or, if any Securities are Discounted Debt Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and all accrued but unpaid interest (if any) on all the Securities then Outstanding to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, anything contained in this Indenture or the Securities to the contrary notwithstanding.

The foregoing provisions, however, are subject to the condition that, if at any time after the principal amount (or, if any Securities are Discounted Debt Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and all accrued but unpaid interest, if any, on all the Securities of any series (or of all series of Securities then Outstanding, as the case may be) shall have been so declared to be due and payable, all arrears of interest, if any, upon all the Securities of such series (or of all series of Securities then Outstanding, as the case may be) (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by the Securities of such series) and all amounts owed to the Trustee and any predecessor trustee hereunder under Section 7.07 and all other sums payable under this Indenture (except the principal of the Securities of such series (or of all series of Securities then Outstanding, as the case may be) which would not be due and payable were it not for such declaration), shall be paid by the Company, and every other Default and Event of Default under this Indenture shall have been cured to the reasonable satisfaction of the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding (or of the Holders of a majority in aggregate principal amount of all series of Securities then Outstanding, as the case may be), or provision deemed by such Holders to be adequate therefore shall have been made, then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding (or the Holders of a majority in aggregate principal amount of all series of Securities then Outstanding, as the case may be) may, on behalf of the Holders of all the Securities of such series (or of all series, as the case may be), waive the Event of Default by reason of which the principal of the Securities of such series (or of all series, as the case may be) shall have been so declared to be due and payable and may rescind and annul such declaration and its consequences; but no such waiver, rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon. Any declaration by the Trustee pursuant to this Section 6.02 shall be by written notice to the Company, and any declaration or waiver by the Holders of Debt Securities of any series pursuant to this Section 6.02 shall be by written notice to the Company and the Trustee.

Section 6.03          Other Remedies. If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series. The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults. Prior to the acceleration of the maturity of the Securities of any series (or all series, as the case may be) as provided in Section 6.02, unless the Securities Resolution otherwise provides, the Holders of a majority in aggregate principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences, and the Holders of a majority in aggregate principal amount of all series of Securities then Outstanding (voting as one class) by notice to the Trustee may waive an existing Default, described in Section 6.01(d) which relates to all series of Securities then Outstanding or described in Sections 6.01(e) or 6.01(f), and its consequences; except:

(a)          a Default in the payment of the principal of or interest on the series (or all series, as the case may be), or

(b)          a Default in respect of a provision that under Section 11.02 cannot be amended without the consent of each Securityholder affected.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.05          Control by Majority. The Holders of a majority in aggregate principal amount of any series of Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to such series (or all series, as the case may be). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if the Trustee in good faith shall determine that the action or direction might involve the Trustee in personal liability.

Section 6.06          Limitation on Suits. A Securityholder of a series may pursue a remedy with respect to the series only if:

(a)          the Holder gives to the Trustee notice of a continuing Event of Default on the series;

(b)          the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

(c)          such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)          during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07          Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount or any accrued interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08          Collection Suit by Trustee. If an Event of Default in payment of interest, principal or sinking fund specified in Section 6.01(a), (b) or (c) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

Section 6.09          Priorities. If the Trustee collects any money for a series pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

Third: to the Company.

The Trustee may fix a payment date for any payment to Securityholders.

Section 6.10          Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount or any accrued interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)          to file and prove a claim for the whole amount of the principal amount, or any accrued interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding,

(b)          unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 6.11          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit in the manner and to the extent provided in the TIA. The court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time Outstanding.

ARTICLE 7
TRUSTEE

Section 7.01          Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonable person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

(i)          the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02          Rights of Trustee.

(a)          The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(e)          The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          The Trustee shall have no duty with respect to a Default unless a Trust Officer has actual knowledge of the Default. As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

(h)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(i)          Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

(j)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 7.04          Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

Section 7.05          Notice of Defaults. If a Default occurs and is continuing on a series and if the Trustee has actual knowledge of such Default, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(d) until at least 60 days after it occurs.

Section 7.06          Reports by Trustee to Holders. Any report required by TIA Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year. A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

Section 7.07          Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

Section 7.08          Qualifications of Trustee. There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any State, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000. For the purposes of this Section 7.08, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 7.08, it shall promptly resign as Trustee hereunder.

Section 7.09          Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

Section 7.10          Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company’s consent.

The Company may remove the Trustee if:

(a)          the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Sections 7.08 and 7.09 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent;

(c)          a Custodian or other public officer takes charge of the Trustee or its property;

(d)          the Trustee becomes incapable of acting; or

(e)          an event of the kind described in Section 6.01(e) or (f) occurs with respect to the Trustee.

The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default exists or occurs during the three-month period.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Sections 7.08 and 7.09 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.11          Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).

Section 7.12          Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

ARTICLE 8
CONCERNING THE SECURITYHOLDERS

Section 8.01          Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 8.

Section 8.02          Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Registered Securities shall be proved by the Security register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.03          Holders to Be Treated as Owners. The Company, the Trustee, the Agent and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company, the Trustee, the Agent nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 8.04          Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Affiliates of the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 8.05          Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the principal office of the Trustee at which at any particular time its corporate trust business shall be administered and upon proof of holding as provided in this Article 8, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 9
DISCHARGE OF INDENTURE

Section 9.01          Defeasance. Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of such series otherwise provides, in accordance with this Article 9.

The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons (“legal defeasance option”). The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series (“covenant defeasance option”). However, in the case of the legal defeasance option, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.10, 9.03 and 9.04 shall survive until the Securities of the series are no longer Outstanding; thereafter the Company’s obligations in Section 7.07 shall survive.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to such series.

The Trustee upon request shall acknowledge in writing the discharge of those obligations or restrictions that the Company terminates by defeasance.

Section 9.02          Conditions to Defeasance. The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

(a)          the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

(b)          the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

(c)          immediately after the deposit no Default exists;

(d)          the deposit does not constitute a default under any other agreement binding on the Company;

(e)          the deposit does not cause the Trustee to have a conflicting interest under TIA Sections 310(a) or 310(b) as to another series;

(f)          the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance (and in the case of legal defeasance, such Opinion of Counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) and that the Holders will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the defeasance had not occurred; and

(g)          91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(e) or (f) occurs that is continuing at the end of the period.

Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

“U.S. Government Obligations” means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Section 9.03          Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

Section 9.04          Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or Securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.

ARTICLE 10
CONVERSION

Section 10.01          Conversion Privilege. If the Securities Resolution establishing the terms of a series of Securities so provides, Securities of any series may be convertible at the option of the Holders into or for Common Stock or other equity or debt securities (a “Conversion Right”).

The Securities Resolution may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

Unless the Securities Resolution otherwise provides, a Holder may convert a portion of a Security if the portion is $1,000 or in integral multiples thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.

The Securities Resolution providing for Securities with a Conversion Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article 10 with respect to the Conversion of the Securities established thereby (other than those of Section 10.16) .

Section 10.02          Conversion Procedure. To convert a Security a Holder must satisfy all requirements in the Securities and the Securities Resolution and (i) complete and manually sign the conversion notice (the “Conversion Notice”) provided for in the Securities Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the “Conversion Date.” Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

The Company will complete settlement of any conversion of Securities not later than the fifth business day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Security is convertible and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in such securities.

If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

Subject to the aforesaid right of the registered Holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a global Security is so surrendered the Trustee shall authenticate and deliver to the Depositary a new global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the global Security so surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

By delivering the full number of securities issuable upon conversion, together with a cash payment in lieu of fractional shares to the Conversion Agent or to the Holder or such Holder’s nominee or nominees, the Company will have satisfied in full its obligations with respect to such Security, and upon such delivery accrued and unpaid interest, if any, with respect to such Security will be deemed to be paid in full rather than canceled, extinguished or forfeited.

Section 10.03          Taxes on Conversion. If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Security is convertible upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

Section 10.04          Company Determination Final. Any determination that the Board makes pursuant to this Article 10 or consistent with terms provided for in any Securities Resolution is conclusive, absent manifest error.

Section 10.05          Trustee’s and Conversion Agent’s Disclaimer. The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 10 or any Securities Resolution should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company’s failure to comply with this Article 10 or any provision of a Securities Resolution relating to a Conversion Right.

Section 10.06          Company to Provide Conversion Securities. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock. The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Securities are convertible to permit such conversion of the Securities.

All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.

Section 10.07          Cash Settlement Option. If the Securities Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock or other securities of any person by the delivery of cash. The amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Securities are convertible, respectively, in respect of which the Company elects to deliver cash. If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities.

The “Market Price” of the Common Stock into which Securities or other equity securities into which the Securities are convertible may be converted pursuant to a Securities Resolution or this Article 10 on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional U.S. securities exchange on which the Common Stock or other equity securities into which the Securities are convertible are listed or admitted to trading or, if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ OTC Bulletin Board Service (f/k/a Over-the-Counter Bulletin Board), if such security is not so reported, the last quoted bid price for such security in the over- the-counter market as reported by the Pink Sheets LLC (f/k/a National Quotation Bureau) or similar organization, or if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

The “Market Price” of any debt security into which Securities are convertible shall be determined as set forth in the applicable Securities Resolution.

Section 10.08          Adjustment in Conversion Rate for Change in Capital Stock. If the Securities are convertible into Common Stock and the Company:

(a)          pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(b)          subdivides its outstanding shares of Common Stock into a greater number of shares;

(c)          combines its outstanding shares of Common Stock into a smaller number of shares;

(d)          pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

(e)          issues by reclassification of its Common Stock any shares of its Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company (or, at the Company’s option, an equivalent amount in cash) which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If the security into which the Securities are convertible is other than Common Stock of the Company, the conversion rate shall be subject to adjustment as set forth in the applicable Securities Resolution.

If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capital Stock of the Company or other securities, the Board of the Company shall determine the allocation of the adjusted Conversion Rate between or among the classes of Capital Stock or other securities. After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock or other securities shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article 10 or in such Securities Resolution.

Section 10.09          Adjustment in Conversion Rate for Common Stock Issued Below Market Price. If the Securities are convertible into Common Stock, and the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

where:

AC	=	the adjusted Conversion Rate.

CC	=	the then current Conversion Rate.

O	=	the number of shares of Common Stock outstanding immediately prior to such issuance (which number shall include shares owned or held by or for the account of the Company).

N	=	the “ Number of Shares,” which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R	=	the proceeds received or receivable by the Company, which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M	=	the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

“Price Per Share” shall be defined and determined according to the following formula:

where:

P	=	Price Per Share

and R and N have the meanings assigned above.

If the Company shall issue rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board whose determination shall be conclusive and evidenced by a resolution of the Board filed with the Trustee.

The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

To the extent that such rights, options or warrants to acquire Common Stock expire unexercised or to the extent any convertible or exchangeable securities with respect to its Common Stock are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

If the Securities are convertible into securities other than the Common Stock, any adjustment in the Conversion Rate required for the issuance or sale of the securities into which the Securities are convertible shall be made as set forth in the Securities Resolution.

Section 10.10          Adjustment for Other Distributions. If the Securities are initially convertible into Common Stock and the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

where:

AC	=	the adjusted Conversion Rate.

CC	=	the then current Conversion Rate.

O	=	the number of shares of Common Stock outstanding on the record date mentioned below (which number shall include shares owned or held by or for the account of the Company).

M	=	the current Market Price per share of Common Stock on the record date mentioned below.

F	=	the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of the Company shall determine the fair market value.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

If the securities into which the Securities are convertible are other than Common Stock, any adjustments for such other distribution shall be made as set forth in the Securities Resolution.

This Section does not apply to cash dividends or distributions or to reclassifications or distributions referred to in Section 10.08. Also, this Section does not apply to shares issued below Market Price referred to in Section 10.09.

Section 10.11          Voluntary Adjustment. The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Capital Stock at a price less than the par value of such Capital Stock at the time such increase is made.

Section 10.12          When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 10.13          When No Adjustment Required. Except as set forth in Section 10.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock or other securities having a par value.

No adjustment need be made for a transaction referred to in Sections 10.08, 10.09 or 10.10 if Securityholders are to participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock or other securities into which the Securities are convertible participate in the transaction.

Section 10.14          Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment. The Company shall file with the Trustee an Officers’ Certificate or a certificate from the Company’s independent public accountants stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

Section 10.15          Notice of Certain Transactions

If:

(a)          the Company proposes to take any action that would require an adjustment in the Conversion Rate,

(b)          the Company proposes to take any action that would require a supplemental indenture pursuant to Section 10.16, or

(c)          there is a proposed liquidation or dissolution of the Company or of the issuer of any other security into which the Securities are convertible,

the Company shall mail to registered Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.16          Reorganization of the Company. If the Company is a party to a transaction subject to Section 5.01, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

If this Section applies, Sections 10.08, 10.09 and 10.10 do not apply.

ARTICLE 11
AMENDMENTS

Section 11.01          Without Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

(a)          to cure any ambiguity, omission, defect or inconsistency;

(b)          to comply with Article 5 or Section 10.16;

(c)          to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

(d)          to create a series and establish its terms pursuant to Section 2.01;

(e)          to provide for a separate Trustee for one or more series; or

(f)          to make any change that does not materially adversely affect the rights of any Securityholder.

Section 11.02          With Consent of Holders. Except as provided in Section 11.01, and unless the Securities Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

(a)          reduce the amount of Securities whose Holders must consent to an amendment;

(b)          reduce the interest on or change the time for payment of interest on any Security;

(c)          change the fixed maturity of any Security;

(d)          reduce the principal of any non-Discounted Debt Security or reduce the amount of principal of any Discounted Debt Security that would be due upon an acceleration or redemption thereof;

(e)          change the currency in which the principal or interest on a Security is payable;

(f)          make any change that materially adversely affects the right to convert any Security; or

(g)          make any change in Section 6.04 or Section 11.02, except to increase the requisite amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

Section 11.03          Compliance with Trust Indenture Act. Every amendment pursuant to Section 11.01 or Section 11.02 shall be set forth in a supplemental indenture (except any amendment pursuant to Section 11.01(d), which may be set forth in a Securities Resolution) that complies with the TIA.

If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

Section 11.04          Effect of Consents. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

Section 11.05          Notation on or Exchange of Securities. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

Section 11.06          Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this Article 11 is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.

ARTICLE 12
MISCELLANEOUS

Section 12.01          Trust Indenture Act. The provisions of TIA Sections 310 through 318(a) that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 12.02          Notices. Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 77901
Fax: (915) 543-4728
Attention: Corporate Secretary

Trustee:

JPMorgan Chase Bank, National Association
700 Lavaca, 2nd Floor
Austin, Texas 78701
Fax: (512) 479-2553
Attention: Cary Gilliam

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

A “notice” includes any communication required by this Indenture.

Section 12.03          Communication by Holders with Other Holders. Securityholders may communicate pursuant to Section 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the TIA.

Section 12.04          Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

(a)          an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05          Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that the person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06          Rules by Company and Agents. The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07          Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08          No Recourse Against Others. No recourse shall be had for the payment of the principal of or interest on any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities, expressly waived and released.

Section 12.09          Execution in Counterpart. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.10          Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.11          Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 12.12          Governing Law. The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

Dated: May 1, 2005

EL PASO ELECTRIC COMPANY

By:	/s/ Scott D. Wilson
Name:	Scott D. Wilson
Title:	Senior Vice President and
Chief Financial Officer

Attest:	(SEAL)

/s/ Gary D. Sanders
Name: Gary D. Sanders
Title: Assistant Secretary

Dated: May 1, 2005

JPMorgan Chase Bank, National Association

By:	/s/ Cary Gilliam
Name:	Cary Gilliam
Title:	Vice President

Attest:	(SEAL)

/s/ Mike Ulrich
Name: Mike Ulrich
Title: Vice President

EXHIBIT A
A Form of Registered Security

No.	$

EL PASO ELECTRIC COMPANY
[Title of Security]

El Paso Electric Company
promises to pay to

or registered assigns
the principal sum of		Dollars on ,

Interest	Payment Dates:
Record Dates:

Dated:

[ ]	EL PASO ELECTRIC COMPANY

Transfer Agent and Paying Agent

by

(SEAL)

Authenticated:	Chairman of the Board

[Name of Registrar]

Registrar, by

Authorized Signature	Vice-President

EL PASO ELECTRIC COMPANY
[Title of Security]
[Explanatory Notes follow Exhibit B]

1.  Interest.(1)

El Paso Electric Company (“Company”), a corporation organized and existing under the laws of the State of Texas, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on _________ and __________ of each year commencing __________, 20___. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from __________ , 20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.(2)

The Company will pay interest on the Securities to the persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such amount. It may mail an interest check to a Holder’s registered address.

3.  Agents.

Initially, ____________ Attention: ___________ , will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.  Indenture.

The Company issued the securities of this series (“Securities”) under an Indenture dated as of __________, 2005 (“Indenture”) between the Company and JPMorgan Chase Bank, National Association (“Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Act”). Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.  Optional Redemption.(3)

On or after __________, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year            Percentage                 Year                 Percentage

and thereafter at 100%.

6.  Mandatory Redemption.(4)

The Company will redeem $__________ principal amount of Securities on ___________ and on each ___________ thereafter through __________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. (5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.  Additional Optional Redemption.(6)

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ _________ principal amount of Securities on __________ and on each __________ thereafter through __________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.  Notice of Redemption.(7)

Notice of redemption will be mailed at least 30, but no more than 60, days before the redemption date to each Holder of Securities to be redeemed at his registered address.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.  Conversion.(8)

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on ___________. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 10 of the Indenture (9). The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice provided for in the Securities Resolution or the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10. Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $__________ (10) and whole multiples of $__________. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11. Persons Deemed Owners.

The registered Holder of a Security may be treated as its owner for all purposes.

12. Amendments and Waivers.

Subject to certain exceptions, the Indenture, the Securities or any coupons may be amended with the consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment. (11) Subject to certain exceptions, a default on a series may be waived with the consent of the Holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; to provide that specific provisions of the Indenture shall not apply to a series not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Securityholder.

13. Restrictive Covenants.(12)

The Securities are unsecured general obligations of the Company [limited] to $__________ principal amount. The Indenture does not limit other [unsecured] debt.

14. Successors.

When a successor assumes all the obligations of the Company under the Indenture, the Securities and any coupons, the Company will be released from those obligations.

15. Defeasance Prior to Redemption or Maturity.(13)

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any related coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

16. Defaults and Remedies.

An Event of Default(14) includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 30 days in payment or satisfaction of any sinking fund obligation; default by the Company for 60 days after notice to it in the performance of any of its other agreements applicable to the Securities (an Event of Default only if the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the default and the Company does not cure the default within the time specified after receipt of the notice); certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare the principal (15) of all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment on the series) if it determines that withholding notice is in Securityholders’ interests. The Company must furnish an annual compliance certificate to the Trustee.

17. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or of any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication.

This Security shall not be valid until authenticated by a manual or facsimile signature of the Registrar.

19. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contain the text of this Security in larger type. Requests may be made to: El Paso Electric Company, Stanton Tower, 100 North Stanton, El Paso, TX 79901, Attention: Corporate Secretary.

EXHIBIT B

A Form of Bearer Security

No.	$

EL PASO ELECTRIC COMPANY
[Title of Security]
[Explanatory Notes follow this Exhibit]

El Paso Electric Company
promises to pay to bearer

the principal sum of	Dollars on	,

Interest Payment Dates:

Dated:

EL PASO ELECTRIC COMPANY

Transfer Agent

(SEAL) by

Authenticated:		Chairman of the Board

[Name of Registrar]

Registrar, by

Authorized Signature		Vice-President

EL PASO ELECTRIC COMPANY
[Title of Security]

1.  Interest.(1)

El Paso Electric Company (“Company”), a corporation organized and existing under the laws of the State of Texas, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on __________ and __________ of each year commencing __________, 20__. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from __________, 20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.(2)

Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.  Agents.

Initially, __________, Attention: ___________, will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar or provide for more than one such agent. Subject to certain conditions, the Company may change the Trustee.

4.  Indenture.

The Company issued the securities of this series __________ (“Securities”) under an Indenture dated as of __________, 2005 (“Indenture”) between the Company and JPMorgan Chase Bank, National Association (“Trustee”). The terms of the Securities include those stated in the Indenture and the Securities Resolution and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Act”). Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.  Optional Redemption.(3)

On or after __________, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year                Percentage                Year                Percentage

and thereafter 100%.

6.  Mandatory Redemption.(4)

The Company will redeem $__________ principal amount of Securities on ___________ and on each __________ thereafter through __________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.  Additional Optional Redemption.(6)

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $__________ principal amount of Securities on __________ and on each ___________thereafter through ___________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.  Notice of Redemption.(7)

Notice of redemption will be published in an Authorized Newspaper in at least 30, but no more than 60, days before the redemption date. A Holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.  Conversion.(8)

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on ___________. The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 10 of the Indenture.(9) The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice provided for in the Securities Resolution or the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10. Denominations, Transfer, Exchange.

The Securities are in bearer form with coupons in denominations of $_______ (10) and whole multiples of $________. The Securities may be transferred by delivery and exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11. Persons Deemed Owners.

The Holder of a Security or coupon may be treated as its owner for all purposes.

12. Amendments and Waivers.

Subject to certain exceptions, the Indenture, the Securities or any coupons may be amended with the consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment.(11) Subject to certain exceptions, a default on a series may be waived with the consent of the Holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; to provide that specific provisions of the Indenture shall not apply to a series not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any Securityholder.

13. Restrictive Covenants.(12)

The Securities are unsecured general obligations of the Company [limited] to $__________ principal amount. The Indenture does not limit other [unsecured] debt.

14. Successors.

When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

15. Defeasance Prior to Redemption or Maturity.(13)

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any related coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

16. Defaults and Remedies.

An Event of Default(14) includes: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 30 days in payment or satisfaction of any sinking fund obligation; default by the Company for 60 days after notice to it in the performance of any of its other agreements applicable to the Securities (an Event of Default only if the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the default and the Company does not cure the default within the time specified after receipt of the notice); certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare the principal(15) of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment on the series) if it determines that withholding notice is in Securityholders’ interests. The Company must furnish annual compliance certificates to the Trustee.

17. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or of any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication.

This Security shall not be valid until authenticated by a manual or facsimile signature of the Registrar.

19. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contain the text of this Security in larger type. Requests may be made to: El Paso Electric Company, Stanton Tower, 100 North Stanton, El Paso, TX 79901, Attention: Corporate Secretary.

[FACE OF COUPON]

[$]

Due

EL PASO ELECTRIC COMPANY
[Title of Security]

Unless the Security attached to this coupon has been called for redemption or accelerated, El Paso Electric Company (the “Company”) will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents [number of months] months’ interest.

El Paso Electric Company

By

[REVERSE OF COUPON]

PAYING AGENTS

NOTES TO EXHIBITS A AND B

1.
If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2.	If the method or currency of payment is different, insert a statement thereof.

3.	If applicable. A restriction on redemption or refunding or any provision applicable to its redemption may be added.

4.	Such provisions as are applicable, if any.

5.	If the Security is a Discounted Debt Security, insert amount to be redeemed or method of calculating such amount.

6.	If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7.	If applicable.

8.	If applicable. If convertible into securities other than Common Stock, insert appropriate summary.

9.	If additional or different adjustment provisions apply so specify.

10.	If applicable. Insert additional or different denominations and terms as appropriate.

11.	If different terms apply, insert a brief summary thereof.

12.	If applicable. If additional or different covenants apply, insert a brief summary thereof.

13.	If applicable. If different defeasance terms apply, insert a brief summary thereof.

14	If additional or different Events of Default apply, insert a brief summary thereof.

15	If the Security is a Discounted Debt Security, set forth the amount due and payable upon an Event of Default.

Note:	U.S. tax law may require certain legends on Discounted Debt and Bearer Securities.

EXHIBIT C

SECURITIES RESOLUTION NO. ____
OF
EL PASO ELECTRIC COMPANY

I, _____________ , Corporate Secretary of El Paso Electric Company (the “Company”), do hereby certify that the attached is a true and correct copy of Securities Resolution No.______ duly adopted by the authorized officers of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on ___________; and I do further certify that said resolution and delegation by the Board of Directors of the Company have not been rescinded and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal to El Paso Electric Company this ______ day __________ of ______________.

By:

Secretary

[CORPORATE SEAL]
C-1

____% Senior Notes Due __________
SECURITIES RESOLUTION NO. ____
OF
EL PASO ELECTRIC COMPANY

The actions described below are taken by the duly authorized officers of El Paso Electric Company (the “Company”), pursuant to delegation, in accordance with resolutions adopted by the Board of Directors of the Company on _____________, and Section 2.01 of the Indenture dated __________, 2005 (the “Indenture”) between the Company and JPMorgan Chase Bank, National Association, as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

RESOLVED, that a new series of Securities is authorized as follows:

1.          The title of the series is _____ % Senior Notes Due ___________ (the “Notes”).

2.          The form of the Notes shall be substantially in form of Annex 1 hereto.

3.          The Notes shall have the terms set forth in Annex 1.

This Securities Resolution shall be effective as of ____________.

Name:
Title:

Name:
Title:

C-2